SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
                                   FORM 8-K/A

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 21, 1997

                             Commerce Bancorp, Inc.
               (Exact Name of Registrant as Specified in Charter)

     New Jersey                       0-12874                  22-2433468
(State or Other Jurisdiction       (Commission               (IRS Employer
of Incorporation)                   File Number)            Identification No.)


Commerce Atrium, 1701 Route 70 East, Cherry Hill, New Jersey          08034
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's Telephone Number, including area code   (609) 751-9000


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report).

Item 2 - Acquisition or Disposition of Assets

         Under the terms of an Agreement and Plan of Reorganization and a related Agreement and Plan of Merger, as amended, (collectively the "Merger Agreement") each dated October 15, 1996, by and between Commerce Bancorp, Inc. ("CBI") and Independence Bancorp, Inc. ("IBI"), on January 21, 1997, IBI was merged with and into CBI and each share of the Common Stock of IBI owned on the Effective Date of the Merger (i.e., January 21, 1997) was automatically converted into .98175 shares of the Common Stock of CBI. For further information on this transaction, see CBI's Registration Statement on Form S-4 (Registration No. 333-16263) which is incorporated herein by reference.

Item 7 - Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         Independence Bancorp, Inc. and Subsidiaries
         Audited Financial Statements:

         Report of Independent Public Accountants.

         Consolidated Balance Sheet as of December 31, 1996.

         Consolidated Statement of Income for the year ended December 31, 1996.

         Consolidated Statement of Changes in Stockholders' Equity for the year ended December 31, 1996.

         Consolidated Statement of Cash Flows for the year ended December 31, 1996.

         Notes to Consolidated Financial Statements.

(b)      Pro Forma Financial Information

         Pro Forma Combined Condensed Balance Sheet as of December 31, 1996.

         Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1996.

                INDEPENDENCE BANCORP, INC.

                CONSOLIDATED FINANCIAL STATEMENTS
                AS OF DECEMBER 31, 1996
                TOGETHER WITH REPORT OF
                INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Independence Bancorp, Inc.:

We have audited the accompanying consolidated balance sheet of Independence Bancorp, Inc. (a New Jersey corporation) and subsidiary as of December 31, 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independence Bancorp, Inc. and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                        ARTHUR ANDERSEN LLP


Roseland, New Jersey
January 21, 1997

                    INDEPENDENCE BANCORP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1996

                                 (000's omitted)


                                     ASSETS

ASSETS:
    Cash and due from banks (Note 2)                       $23,842
    Interest bearing deposits in other banks                18,785
    Federal funds sold                                      14,025
                 Cash and cash equivalents                  56,652

SECURITIES (Notes 1 and 3):
    Available for sale, at market                           27,195
    Held to maturity, at cost (market value $113,413)      114,201
                                                          --------
                 Total securities                          141,396

LOANS (Notes 1, 4 and 5):
    Commercial                                              25,159
    Real estate - construction                               7,013
    Real estate - commercial                                62,196
    Real estate - residential                               34,129
    Installment                                             43,259
                 Total loans                               171,756

    Less- Allowance for possible loan losses                 3,636
                                                          --------
                 Loans, net                                168,120

PREMISES AND EQUIPMENT, net (Notes 1 and 6)                  7,463

ACCRUED INTEREST RECEIVABLE                                  2,726

OTHER REAL ESTATE, net (Notes 1 and 4)                         143

OTHER ASSETS                                                   815
                 Total assets                             $377,315
                                                          ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

DEPOSITS:
    Demand (non interest bearing)                                                     $94,506
    Money market, NOW and super NOW                                                   115,344
    Savings                                                                            66,525
    Time certificates of $100,000 or more                                              21,402
    Other time certificates                                                            50,049
                 Total deposits                                                       347,826

OTHER LIABILITIES                                                                       2,248

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP) DEBT (Note 9)                                      1,070
                                                                                    ---------
                 Total liabilities                                                    351,144

COMMITMENTS AND CONTINGENCIES (Note 7)


STOCKHOLDERS' EQUITY (Notes 8, 9 and 11):
    Preferred stock, no par value, 1,000,000 shares authorized                             --
    Non convertible preferred stock, Series B, $1 stated value, authorized
       217,500 shares, 30,000 issued and outstanding                                       30
    Common stock, par value $1.667 per share; 5,000,000 authorized, 2,839,409
       shares outstanding                                                               4,734
    Additional paid-in capital                                                         18,259
    Retained earnings                                                                   4,210
    Net unrealized holding gain on securities available for sale, net of income             8
       taxes
    Unearned ESOP shares                                                               (1,070)
                 Total stockholders' equity                                            26,171
                 Total liabilities and stockholders' equity                          $377,315
                                                                                    =========

       The accompanying notes are an integral part of this balance sheet.

                    INDEPENDENCE BANCORP, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (000's omitted)

INTEREST INCOME:
    Loans                                                                         $13,861
    Securities-
       Taxable                                                                      8,354
       Tax-exempt                                                                     299
    Deposits with banks                                                               287
    Federal funds sold                                                                675
                                                                                  -------
                 Total interest income                                             23,476
                                                                                  -------

INTEREST EXPENSE:
    Interests on deposits                                                           6,464
    Interest on ESOP loan (Note 9)                                                    105
                                                                                  -------
                 Total interest expense                                             6,569
                 Net interest income                                               16,907
    Provision for possible loan losses                                              1,860
                                                                                  -------
                 Net interest income after provision for possible loan losses      15,047

NON INTEREST INCOME:
    Service charges on deposit accounts                                             1,299
    Gain on sale of securities                                                        338
    Other income                                                                    1,125
                                                                                  -------
                                                                                    2,762
                                                                                  =======

NON INTEREST EXPENSE:
    Salaries and employee benefits                                                  6,650
    Occupancy                                                                       1,709
    Equipment                                                                       1,286
    Other expenses (Note 12)                                                        5,540
                                                                                  -------
                                                                                   15,185
                 Income before income taxes                                         2,624

INCOME TAX PROVISION (Notes 1 and 10)                                               1,224
                                                                                  -------
                 Net income                                                         1,400

DIVIDENDS ON PREFERRED STOCK (Note 9)                                                 225
                                                                                  -------
                 Net income applicable to common stock                             $1,175
                                                                                  =======

INCOME PER COMMON SHARE (Note 1):
    Primary                                                                          $.58
    Fully-diluted                                                                     .56

AVERAGE COMMON SHARES OUTSTANDING:
    Primary                                                                         2,022
    Fully-diluted                                                                   2,523

         The accompanying notes are an integral part of this statement.

                    INDEPENDENCE BANCORP, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (000's omitted)

                                                                                                       Net
                                               Cumulative     Non                                  Gain (Loss)
                                               Convertible Convertible      Additional            on Securities  Unearned    Total
                                                Preferred  Preferred Common  Paid-in     Retained   Available     ESOP  Stockholders
                                                  Stock      Stock   Stock   Capital     Earnings    For Sale     Shares    Equity
BALANCE, December 31, 1995                        $ 777    $       $ 2,189    $12,970     $ 3,594     $  291    $ (1,194)   $18,627

    Net income                                                                              1,400                             1,400

    Cash dividends on preferred
      stock ($.36 per share)                                                                 (225)                             (225)

    Cash dividends on common stock
      ($.2875 per share)                                                                     (556)                             (556)

    Cash dividends on nonconvertible
     preferred stock ($.0875 per share)                                                        (3)                               (3)

    Common stock issued pursuant to dividend
      reinvestment and stock option plan
                                                                        23        125                                           148

    ESOP shares earned                                                            121                                124        245

    Issuance of nonconvertible preferred
      stock (30,000 shares)                                   30                  258                                           288

    Conversion and redemption of
      preferred stock                              (777)             1,288       (541)                                          (30)

    Issuance of common stock (40,152 shares)                         1,234      5,367                                         6,601

    Taxes related to ESOP                                                         (41)                                          (41)

    Change in net unrealized holding gain
      (loss) on securities available for sale,
      net of income taxes                                                                               (283)                  (283)
                                                -----      -----    ------    -------      ------      -----    -------     -------
BALANCE, December 31, 1996                       $ --      $  30    $4,734    $18,259      $4,210      $   8    $(1,070)    $26,171
                                                =====      =====    ======    =======      ======      =====    =======     =======

The accompanying notes are an integral part of this statement.

                    INDEPENDENCE BANCORP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                 (000's omitted)


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                 $1,400
    Adjustments to reconcile net income to net cash
          provided by operating activities-
       Provision for possible loan losses                       1,860
       Depreciation of premises and equipment                     748
       Net amortization and accretion on securities              (317)
       Provision for possible losses on other real estate         360
       Gain on sale of securities                                (338)
       Net loan charge-offs                                      (918)
       Gain on sale of other real estate                         (213)
       Gain on sale of residential mortgage loan
          and related servicing rights                            (20)
       Decrease in accrued interest receivable                     33
       Increase in other assets                                  (446)
       Increase in other liabilities                            2,574
                                                             --------
                 Total adjustments                              3,323
                                                             --------
                 Net cash provided by operating activities      4,723
                                                             --------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from maturities of securities-
       Available for sale                                      18,625
       Held to maturity                                        37,201
    Purchase of securities-
       Available for sale                                     (23,510)
       Held to maturity                                       (60,788)
    Sale of securities available for sale                      23,965
    Net increase in loans                                     (30,480)
    Sale of other real estate                                   1,182
    Capital expenditures                                       (3,004)
                                                             --------
                 Net cash used in investing activities        (36,809)
                                                             --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net increase in deposit accounts                           43,480
    Principal payments on ESOP debt                               124
    Proceeds from the issuance of common stock                  6,749
    Proceeds from the issuance of preferred stock                 288
    Dividends paid on preferred stock                            (228)
    Dividends paid on common stock                               (556)
    Other                                                         (30)
                                                             --------
                 Net cash provided by financing activities     49,827
                                                             --------
                 Net increase in cash and cash equivalents     17,741

CASH AND CASH EQUIVALENTS, beginning of year                   38,911
                                                             --------

CASH AND CASH EQUIVALENTS, end of year                        $56,652
                                                             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for-
       Interest                                                $6,569
       Income taxes                                             1,695


The accompanying notes are an integral part of this statement.

                    INDEPENDENCE BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1996

             (amounts in thousands, except share and per share data)


1.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES

Nature of Operations and Acquisition

Independence Bancorp, Inc. (the "Company") commenced operations in June 1984, as a New Jersey corporation and as a bank holding company registered under the Bank Holding Company Act of 1956. Through its banking subsidiary Independence Bank of New Jersey (the "Bank"), the Company provides a full range of banking services to individual and corporate customers primarily located in Northeastern New Jersey. The Company is regulated by various federal and state agencies and is subject to periodic examination by those regulatory authorities.

During  January,   1997,  the  Company  merged  with  Commerce   Bancorp,   Inc.
("Commerce"). Each share of the Company's common stock was exchanged for .982 shares of Commerce's common stock.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices within the banking industry. The significant accounting policies are summarized as follows:

      Principles of Consolidation and Use of Estimates

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank and the Bank's wholly owned investment subsidiary, Independence Asset Management, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
      Actual results could differ from those estimates.

      Securities

      The Company classifies its securities as: (1) held to maturity, (2) available for sale and (3) trading.

      Securities held to maturity consist of debt securities that management intends to, and the Company has the ability to, hold until maturity. Such securities are stated at cost, adjusted for amortization of premium and accretion of discount.

      Securities available for sale consist of debt and equity securities that are not intended to be held to maturity and are not held for trading. Securities available for sale are reported at fair value, with unrealized gains and losses credited or charged, net of tax effect, directly to stockholders' equity. Realized gains and losses on securities available for sale are determined on a specific identification basis.

      The Company has not classified any of its securities as trading.

      Loans

      Substantially all loans classified as commercial loans are at least partially secured by real estate. Loans are stated at their principal amount outstanding, net of any unearned income and net of loan origination fees and costs. Nonrefundable loan origination fees and certain direct loan origination costs are deferred and recognized over the life of the loan as an adjustment to the loan's yield. The Bank does not accrue interest on any loan when factors indicate collectibility is doubtful. In general, the accrual of interest is discounted when a loan becomes 90 days past due as to principal or interest. When interest accruals are discounted, interest credited to income in the current year is reversed, and interest accrued in the prior year is charged to the allowance for possible loan losses. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest. Non accrual loans are returned to accrual status when interest is received on a current basis and other factors indicating doubtful collection cease.

      Allowance for Possible Loan Losses

      The allowance for possible loan losses is maintained at a level believed by management to be adequate to meet reasonably foreseeable loan impairment losses on the basis of many factors including the risk of characteristics of the portfolio, underlying collateral, current and anticipated economic conditions that may affect the borrower's ability to pay, specific problem loans, and trends in loan delinquencies and charge-offs. Possible losses on loans are provided for under the allowance method of accounting. The allowance is increased by provisions charged to earnings and reduced by loan charge-offs, net of recoveries. Loans are charged off in whole or in part when, in management's opinion, collectibility is not probable.

      While management uses available information to establish the allowance for possible loan losses, future additions to the allowance may be necessary if economic developments differ substantially from the assumptions used in making the evaluation. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for possible loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different from those of management.

      The Company measures impaired loans based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. This statement is not applicable to large groups of smaller homogeneous loans, such as residential mortgage loans, credit card loans and consumer loans, which are collectively evaluated for impairment.

      Premises and Equipment

      Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the lives of the related leases, or the life of the improvement, whichever is shorter.

      Other Real Estate

      Other real estate is comprised of commercial and residential real estate properties acquired in partial or total satisfaction of problem loans.

      Other real estate is carried at the lower of fair value, as determined by current appraisals, less estimated costs to sell, or the recorded investment in the loan on the property. Losses identified at the time of acquisition of such properties are charged against the allowance for possible loan losses. Subsequent write-downs that may be required to the carrying value of these assets and losses realized from asset sales are charged to other operating expenses. Costs of holding such property are charged to expense as incurred. Gains, to the extent allowable, realized on the disposition of these properties are included in other income.

      Income Taxes

      The asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

      The Company files a consolidated federal income tax return, and the amount of income tax expense or benefit is allocated on a subsidiary by subsidiary basis.

      Interest on Loans

      Interest on commercial, industrial, simple interest installment and real estate loans is credited to operations based upon the principal amount outstanding. Interest on other installment loans is taken into income on scheduled payment dates by use of the sum-of-the-month-digits method.

      Net Income Per Common Share

      Primary net income per common and common equivalent shares, after preferred dividends, is based on the weighted average common shares and common share equivalents, including stock options and warrants, outstanding during the year, after adjustment for the elimination of dividends paid on unallocated shares of the ESOP Plan (Note 8). Fully diluted income per share is based on the weighted average number of common and common equivalent shares outstanding adjusted for shares issuable upon conversion of preferred stock and the elimination of dividends paid on unallocated shares of the ESOP Plan.

      Statement of Cash Flows

      For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest bearing deposits with banks and federal funds sold.

2.  CASH AND DUE FROM BANKS

The Bank is required to maintain a cash reserve balance based upon its deposits in accordance with banking regulations. The average amount of this reserve for the year ended December 31, 1996 was approximately $6,880.

3.  SECURITIES

The amortized cost and estimated market values of the Company's securities available for sale portfolio at December 31, 1996 is as follows:

                                                                  Gross         Gross
                                                    Amortized   Unrealized   Unrealized     Market
                 Available for Sale                   Cost        Gains        Losses        Value
U.S. Treasury securities                             $22,516         $93         $(54)     $22,555
Obligations of other U.S. government agencies
                                                       3,689          15          (41)       3,663
Federal Home Loan Bank stock                             977          --           --          977
                                                     -------     -------      -------      -------
                 Total                               $27,182        $108         $(95)     $27,195
                                                     =======     =======      =======      =======

Information relative to the Company's securities held to maturity portfolio at December 31, 1996 is as follows:

                                                                    Gross        Gross
                                                     Amortized    Unrealized   Unrealized      Market
                  Held to Maturity                     Cost         Gains        Losses         Value

U.S. Treasury securities                              $25,222     $     --         $(331)      $24,891
Obligations of other U.S. government agencies
                                                       82,419          217          (693)       81,943
Obligations of states and political subdivisions
                                                        6,560           20            (1)        6,579
                                                     --------     --------      --------      --------
                 Total                               $114,201         $237       $(1,025)     $113,413
                                                     ========     ========      ========      ========

The contractual maturities of securities at December 31, 1996 are set forth in the following table:

                                                             Held to Maturity                 Available For Sale
                                                                         Estimated                         Estimated
                                                         Amortized         Market         Amortized         Market
                                                           Cost            Value            Cost             Value
Due in one year                                         $    10,004      $    10,013     $     3,996      $     4,012
Due after one year through five years                        64,070           63,460          19,031           19,056
Due after five years through ten years                        3,588            3,498             489              473
Due after ten years                                             500              475              -                -
Mortgage-backed securities                                   36,039           35,967           2,689            2,677
Federal Home Loan Bank stock                                     -                -              977              977
                                                        -----------      -----------     -----------      -----------
                 Total securities                       $   114,201      $   113,413     $    27,182      $    27,195
                                                        ===========      ===========     ===========      ===========

Actual maturities on debt securities may differ from those presented above as certain obligations provide the issuer the right to call or prepay the obligation prior to scheduled maturity without penalty.

In 1996, the Company sold securities totaling $23,965 at a gross gain of $338.

The carrying value of securities pledged to secure public deposits, treasury tax and loan deposits and for other purposes as required by law, approximate $1,244 at December 31, 1996.

4.  LOANS

Non Performing Assets

The following table presents categories of non performing assets, and the ratio of total non performing assets to total assets as of December 31, 1996:

          Non accrual loans:
              Commercial                                       $838
              Real estate-commercial                            801
              Real estate-residential                           277
              Installment                                       209
                                                             ------
                           Total                              2,125

          Other real estate                                     220
                                                             ------
                           Total non performing assets       $2,345
                                                             ======

          Ratio of non performing assets to total assets       0.62%

The amount of interest income lost on those loans classified as non accrual in 1996 had these loans been current in accordance with their original terms, was $176. There were no significant restructured loan amounts at December 31, 1996.

Related Party Loans

Loans have been granted to officers and directors of the Company and its subsidiary and to their associates. As of December 31, 1996, there were no related party loans which were past due. The aggregate dollar amount of these loans was $2,982 at December 31, 1996. During 1996, there were $720 of new loans made and repayments totaled $955, excluding a reduction of $266 due to the resignations of officers during the year.

5.  ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allowance for possible loan losses is based upon estimates, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and, as adjustments become necessary, they are reflected in operations in the periods in which they become known.

A summary of the activity in the allowance for possible loan losses is as follows for the year ended December 31, 1996:

          Balance at beginning of year         $2,694
          Provision charged to operations       1,860
          Recoveries of charged-off loans         229
          Loans charged-off                    (1,147)
                                              -------
          Balance at end of year               $3,636
                                              =======

A loan is considered impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. These loans consist primarily of non accrual loans but may include performing loans to the extent that situations arise which would reduce the probability of collection in accordance with the contractual terms. As of December 31, 1996, the Company's recorded investment in impaired loans and the related valuation allowance are as follows:

                                                  Recorded     Valuation
                                                 Investment    Allowance
          Impaired loans:
              Valuation allowance required             $97        $69
              No valuation allowance required        2,028         --
                                                    ------     ------
                           Total impaired loans     $2,125        $69
                                                    ======     ======

This valuation allowance is included in the allowance for possible loan losses in the consolidated balance sheet.

The average recorded investment in impaired loans for the year ended December 31, 1996 was $2,116. Interest payments received on impaired loans are recorded as interest income unless collection of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. The Company did not recognize any interest income on impaired loans for the year ended December 31, 1996.

6.  PREMISES AND EQUIPMENT

The net carrying amount of premises and equipment as of December 31, 1996 is summarized as follows:

          Land and land improvements                           $2,168
          Building                                              3,123
          Furniture, fixtures and equipment                     4,557
          Leasehold improvements                                2,105
                                                               11,953
          Less: Accumulated depreciation and amortization       4,490
                                                               ------
                                                               $7,463
                                                               ======

7.  COMMITMENTS AND CONTINGENCIES

Lease Commitments

Certain bank facilities are occupied under non cancelable long-term operating leases which expire at various dates through 2013. Certain lease agreements provide for renewal options and increases in rental payments based upon increases in the consumer price index or the lessor's cost of operating the facility. Minimum aggregate annual lease payments for the remainder of the term are as follows:

          1997                                          $    1,475
          1998                                                 782
          1999                                                 723
          2000                                                 740
          2001                                                 670
          Thereafter                                         4,056
                                                        ----------
                    Total lease commitments             $    8,446
                                                        ==========

Net occupancy and equipment expense for 1996 includes approximately $877 of rental expense for bank facilities.

The Bank leases one of its branches from a director and its headquarters facility from a partnership in which a director has a substantial interest. In management's opinion, the terms of these leases are considered comparable to those which would exist with unaffiliated parties, and aggregate rental payments under these leases, which totaled $503 in 1996, are included in net occupancy and equipment expense.

Financial Instruments With
Off-Balance Sheet Risk

In the ordinary course of the business of meeting the financial needs of its customers, the Company, through its banking subsidiary, is party to various financial instruments which are properly not reflected in the consolidated financial statements. These financial instruments include standby letters of credit, unused portions of lines of credit and commitments to extend various types of credit.

These instruments involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated financial statements. The Company seeks to limit any exposure of credit loss by applying the same credit underwriting standards it uses for on-balance sheet lending facilities. The following table provides a summary of financial instruments with off-balance sheet risk at December 31, 1996:

                                                                Contract
                                                                 Amount
   Standby letters of credit                                   $    3,773
   Commitments under unused lines of credit                        55,626
   Outstanding loan commitments                                    15,569
                                                               ----------
          Total financial instruments with
                 off-balance sheet risk                        $   74,968
                                                               ==========

Litigation

In the normal course of business, the Company may be a party to various legal proceedings and claims. In the opinion of management, the consolidated financial position or results of operations of the Company will not be materially affected by the outcome of such legal proceedings and claims.

8.  BENEFIT PLANS

Stock Option Plan

The Company has a 1986 Employee Stock Option Plan and a 1994 Employee Stock Option Plan ("the plans"), which authorize the issuance of approximately 202,000 common shares to key employees of the Company and its subsidiary.

The options may not be exercised until one year from the date the options are granted, and expire ten years from such date. The following is a summary of the option transactions which occurred under the plans during 1996.


                                            Shares           Price Per Share

      Outstanding at beginning of year       107,758     $5.50    -    $22.68
      Options forfeited                       (4,200)     6.00    -     13.25
      Options exercised                       (2,670)     6.00    -      8.75
                                       -------------     --------------------
      Outstanding at end of year             100,888     $5.50    -    $22.68
                                       =============     ====================

The 1990 Stock Option Plan for Non Employee Directors (the "Non Employee Plan") reserves 84,000 shares of the Company's common stock for issuance under the plan to members of the Board of Directors of the Company and its subsidiary who are not also employees. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used: risk-free interest rate of 5.4%; expected dividend yield of 3%; expected life of 3 years; expected stock price volatility of 40%. The options may not be exercised until one year from the date the options are granted and expire ten years from such date. The following is a summary of the option transactions which occurred under the Non Employee Plan during 1996.

                                              Number of
                                               Shares         Price Per Share
   Outstanding at beginning of year            28,700     $6.00     -    $18.00
   Options granted                              7,000              13.25
                                               ------
   Outstanding at end of year                  35,700     $6.00     -    $18.00
                                               ======     =====================


The Company accounts for the aforementioned plans under APB Opinion No. 25 under which no compensation expense has been recognized. Had compensation costs for these plans been determined consistent with FASB Statement No. 123, the Company's net income and income per share would have been reduced to the following pro forma amounts:

                                                                 1996
   Net income:             As reported                        $    1,400
                           Pro forma                               1,383
   Income per share:
     Primary               As reported                        $      .58
                           Pro forma                                 .57

   Fully diluted           As reported                        $      .56
                           Pro forma                                 .55

Dividend Reinvestment Plan

The Company's Dividend Reinvestment Plan authorizes the sale of 100,000 shares of common stock to stockholders who choose to invest all or a portion of their cash dividends. During 1996, 8,267 shares of common stock were issued through the dividend reinvestment plan.

Retirement Savings Plan

The Company has a retirement savings plan covering substantially all of its employees. Under the Plan, the Company matches 50 percent of the employee's contribution (up to a maximum of three percent of their contributions). The Company's contributions under the Plan were approximately $85 in 1996.

The Company and the Bank offer no postretirement or postemployment benefits other than those described above.

9.  EMPLOYEE STOCK OWNERSHIP PLAN

In 1992, the Company's Board of Directors approved the adoption of an Employee Stock Ownership Plan ("ESOP"). The ESOP is a qualified retirement plan for the benefit of eligible employees of the Company and its subsidiary. The ESOP invests primarily in common stock or preferred stock which is convertible into common stock. The assets of the ESOP are held in a trust fund pursuant to a Trust Agreement. The trustees under the Trust Agreement are authorized to invest up to 100% of the trust fund in common stock or convertible preferred stock of the Company. The trustees are also authorized to borrow money for the purpose of purchasing common stock or convertible preferred stock of the Company.

The ESOP purchased directly from the Company 187,500 shares of the 9% convertible preferred stock during the 1992 preferred stock offering. To purchase such shares, the ESOP received a loan from a bank in which a former director of the Company is the Chairman. The loan bears interest at a fixed annual rate of 9% and is a five year term loan requiring 19 quarterly payments of principal and interest of $57 and a final quarterly balloon payment of the remaining principal and interest. The loan is secured by a pledge of the shares owned by the ESOP. In addition, the Company has guaranteed repayment of the loan and is required to contribute annually to the ESOP an amount sufficient to pay the required debt service on the loan. As part of the lending arrangements, the Company has issued the lending bank a stock purchase warrant to purchase 187,500 shares of the Company's Series B Preferred Stock.

The Company follows Statement of Position 93-6 (SOP 93-6), Employers' Accounting for Employee Stock Ownership Plans. SOP 93-6 requires accounting for ESOPs under the shares allocated method for shares purchased by the ESOPs.

A summary of dividends and expenses for the ESOP for the year ended December 31, 1996 is as follows:

         Compensation expense                                 $     244
         Interest expense                                           105
         Dividends-
             Allocated shares                                        20
             Unallocated shares                                      84

All dividends received by the ESOP are used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active employees based on the proportion of debt service paid in the year. Debt of the ESOP is recorded as debt of the Company and the shares pledged as collateral are reported as unearned ESOP shares in the balance sheet. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for income per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of ESOP debt and related accrued interest.

During 1996, the ESOP sold 75,589 shares of preferred stock in order to exercise the maximum number of rights into common stock. The ESOP exercised 111,798 of the common stock purchase rights, adding to the total of shares it owns.

The ESOP shares as of December 31, 1996, are as follows:

          Allocated shares, beginning of year                   38,189
          Shares released for allocation on December 31         15,505
          Unearned shares, at end of year                      169,902
                                                            ----------
                    Total ESOP shares                          223,596
                                                            ----------
          Fair value of unearned shares at December 31      $4,668,100
                                                            ==========

10.  INCOME TAXES

The components of the income tax provision for the year ended December 31, 1996, are as follows:

      Federal:
        Current                                                   $   1,269
        Deferred                                                        (65)
      State                                                              20
                                                                  ---------
                                                                  $   1,224
                                                                  =========

A reconciliation of the income tax provision to the applicable statutory federal income tax rate is as follows:

          Income before income taxes                                     $2,624
                                                                        -------
          Tax expense at statutory rate                                    $892
          Increase (decrease) in federal income tax resulting from:
              State income taxes, net of federal tax benefit                 13
              Tax-exempt interest                                           (99)
              Non-deductible merger expenses                                250
              Other, net                                                    168
                                                                        -------
                                                                         $1,224
                                                                        =======

The components of the net deferred tax asset (liability) as of December 31, 1996 are as follows:

          Allowance for possible loan losses                     $(388)
          Allowance for possible losses on other real estate       213
          Non accrual interest                                      97
          Other, net                                               (19)
                                                                 -----
                           Total                                  $(97)
                                                                 =====

11.  REGULATORY MATTERS

The Company and its subsidiary are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and its subsidiary to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Company and its subsidiary meet all capital adequacy requirements to which they are subject.

As of December 31, 1996, the most recent notification from the regulatory authorities categorized the Company and the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

Actual capital amounts and ratios are also presented in the following table.

                                                                                                        To Be Well
                                                                                                    Capitalized Under
                                                                               For Capital          Prompt Corrective
                                                         Actual             Adequacy Purposes       Action Provisions
                                                   Amount      Ratio       Amount       Ratio       Amount      Ratio
As of December 31, 1996:
    Total Capital (to risk weighted assets)
      Company                                    $  28,719       14.1%   $  16,313        *8.0%     $20,392       *10.0%
      Bank                                          28,296       13.9%      16,285        *8.0%      20,357       *10.0%
    Tier I Capital (to risk weighted assets)
      Company                                       26,179       12.8%       8,157        *4.0%      12,235        *6.0%
      Bank                                          25,729       12.6%       8,168        *4.0%      12,252        *6.0%
    Tier I Capital (to average assets)
      Company                                       26,179        7.0%      14,962        *4.0%      18,702        *5.0%
      Bank                                          25,729        6.9%      14,915        *4.0%      18,644        *5.0%

* Greater than

12.  OTHER EXPENSES

Other non interest expense for the year ended December 31, 1996 consists of the following:

          Foreclosed real estate expense       $529
          Legal fees (a)                        531
          Merger related expenses               510
          Audit and regulatory expenses         300
          Credit reports                        248
          Other                               3,422
                                             ------
                        Total                $5,540
                                             ======

(a) The Bank paid a total of $107 in legal fees to a law firm of which a director is a partner during 1996.

13.  RESTRICTIONS ON SUBSIDIARY BANK DIVIDENDS

Certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to the Company without the prior approval of the bank regulatory authorities.

Under New Jersey State Law dividends may be paid only if capital would remain unimpaired and remaining surplus would be no less than 50% of capital stock. In addition to these statutory restrictions, the subsidiary bank is required to maintain adequate levels of capital. At December 31, 1996, $5,125 was available under the most restrictive limitations for the payment of dividends to the Company.

14.  INDEPENDENCE BANCORP, INC.

                            Condensed Balance Sheets

                                December 31, 1996

Assets:
    Deposits in subsidiary                                       $1,639
    Other assets                                                    371
    Investment in subsidiary                                     25,737
                                                                -------
                 Total assets                                   $27,747
                                                                =======

Liabilities and Stockholders' Equity:
    Employee stock ownership plan (ESOP) debt                    $1,070
    Other liabilities                                               496
    Stockholders' equity                                         26,171
                                                                -------
                 Total liabilities and stockholders' equity     $27,747
                                                                =======

                         Condensed Statements of Income

                      For the Year Ended December 31, 1996

Dividends from subsidiary                                                        $849
Expenses:
    Interest expense - ESOP loan                                                  105
    General and administrative expenses                                           969
                                                                              -------
Loss before income taxes                                                         (225)
Income tax benefit                                                                201
                                                                              -------
                 Loss before equity in undistributed income of subsidiary         (24)
Equity in undistributed income of subsidiary                                    1,424
                                                                              -------
                 Net income                                                    $1,400
                                                                              =======

                        Condensed Statement of Cash Flows

                      For the Year Ended December 31, 1996


Cash flows from operating activities:
    Net income                                                                 $1,400
    Less- Equity in undistributed income of subsidiary                         (1,424)
    Increase in other assets                                                     (166)
    Increase in other liabilities                                                 364
    Other, net                                                                     (6)
                                                                              -------
                 Net cash provided by operating activities                        168
                                                                              -------

Cash flows from financing activities:
    Dividends paid - preferred                                                   (228)
    Dividends paid - common                                                      (556)
    Issuance of common stock                                                    6,749
    Issuance of non-convertible preferred stock                                   288
    Capital contribution to subsidiary                                         (5,000)
    Principal payment on ESOP debt                                                124
    Other                                                                         (30)
                                                                              -------
                 Net cash provided by financing activities                      1,347
                 Net change in cash                                             1,515

Cash, beginning of year                                                           124

Cash, end of year                                                              $1,639
                                                                              =======

15.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. SFAS 107 excludes certain financial instruments and all non financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. In cases where the quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Those techniques are significantly affected by the assumptions used, including the discount rate and estimated future cash flows, and judgments regarding expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates involve uncertainties and are subjective in nature, and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are determined for on- and off-balance sheet financial instruments, without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial statements. Tax implications related to the realization of the unrealized gains and losses have a significant effect on fair value estimates and have not been considered in any of the estimates.

Reasonable comparability between financial institutions may not be likely due to the various valuation techniques permitted and numerous estimates which must be made given the absence of secondary markets for many of the financial instruments. This lack of uniform valuation methodologies introduces a greater degree of subjectivity of these estimated fair values.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Cash and Cash Equivalents
      and Accrued Interest Receivable

      The carrying amounts for cash and cash equivalents and accrued interest receivable approximate fair value.

      Securities

      The fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

      Loans

      The fair values of loans are estimated by discounting future cash flows, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

      Deposits

      The fair value of demand and savings deposits are equal to the carrying amounts reported in the consolidated financial statements. For certificates of deposit, fair value is estimated using the rates currently offered for deposits of similar maturities.

      Standby Letters of Credit
      and Commitments to Extend Credit

      These off-balance sheet instruments are primarily comprised of unfunded loan commitments which are generally priced at market at the time of funding, therefore, the fair values of these items are substantially similar to the related notional amounts.

      The carrying values and estimated fair values of the Bank's financial instruments as of December 31, 1996 are as follows:


                                           Carrying     Estimated
     Financial assets:                       Value      Fair Value

         Cash and cash equivalents          $56,652      $56,652
         Securities available for sale       27,195       27,195
         Securities held to maturity        114,201      113,413
         Loans, net                         168,120      168,539
         Accrued interest receivable          2,726        2,726

     Financial liabilities:
         Deposits                           347,826      348,254
         Accrued interest payable               418          418

                         Pro Forma Financial Information
                   Pro Forma Combined Condensed Balance Sheet
             Commerce Bancorp, Inc. and Independence Bancorp, Inc.
                                December 31, 1996
                                   (unaudited)

     The following unaudited pro forma combined condensed balance sheet combines the consolidated historical balance sheets of CBI and IBI, assuming the companies had been combined as of December 31, 1996 on a pooling of interests accounting basis with respect to the Merger.

                                                     Commerce       Independence       Pro Forma       Pro Forma
(in thousands)                                        Bancorp          Bancorp         Adjustment      Combined
Assets
Cash and due from banks                              $159,577          $23,843          ($1,561)        $181,859
Federal funds sold                                     12,950           14,025                            26,975
                                                   ----------         --------          -------       ----------
   Total cash and cash equivalents                    172,527           37,868           (1,561)         208,834
Mortgages held for sale                                 1,314                                              1,314
Trading securities                                     15,327                                             15,327
Securities available for sale                         725,887           45,980           (4,380)         767,487
Securities held to maturity                           723,311          114,201                           837,512
Loans                                               1,096,169          171,756           (1,110)       1,266,815
  Allowance for loan losses                            14,339            3,636                            17,975
                                                   ----------         --------          -------       ----------
   Loans, net                                       1,081,830          168,120          (1,110)       1,248,840
Bank premises and equipment, net                       87,957            6,382                            94,339
Goodwill                                                5,819                                              5,819
Other assets                                           47,980            4,764                            52,744
                                                   ----------         --------          -------       ----------
   Total assets                                    $2,861,952         $377,315          ($7,051)      $3,232,216
                                                   ==========         ========          =======       ==========

Liabilities
Deposits
  Interest-bearing                                   $768,966         $110,000                          $878,966
  Noninterest-bearing                                 533,719           91,459          ($1,561)         623,617
  Savings                                             572,135           66,871                           639,006
  Time                                                698,585           79,496                           778,081
                                                   ----------         --------          -------       ----------
   Total deposits                                   2,573,405          347,826           (1,561)       2,919,670
Other borrowed money                                   70,000                                             70,000
Other liabilities                                      10,861            2,208             (928)          12,141
Obligation to Employee Stock Ownership Plan (ESOP)      3,333            1,110           (1,110)           3,333
Long-term debt                                         23,000                                             23,000
                                                   ----------         --------          -------       ----------
   Total liabilities                                2,680,599          351,144           (3,599)       3,028,144
Stockholders'  equity
Common stock                                           19,190            4,734             (581)          23,343
Preferred stock                                         7,506               30              (30)           7,506
Paid in capital                                       126,121           18,258           (2,186)         142,193
Retained earnings                                      37,531            4,210                            41,741
Unrealized loss on available for sale securities       (4,038)               8           (1,724)          (5,754)
Less commitment to ESOP                                (3,333)          (1,069)           1,069           (3,333)
Less treasury stock                                    (1,624)                                            (1,624)
   Total stockholders' equity                         181,353           26,171           (3,452)         204,072
                                                   ----------         --------          -------       ----------
   Total liabilities and stockholders' equity      $2,861,952         $377,315          ($7,051)      $3,232,216
                                                   ==========         ========          =======       ==========


                Pro Forma Combined Condensed Statement of Income
             Commerce Bancorp, Inc. and Independence Bancorp, Inc.
                                   (unaudited)

     The following unaudited pro forma combined condensed statement of income presents the combined statements of income of CBI and IBI, assuming the companies had been combined for the year ended December 31, 1996 on a pooling of interests accounting basis.

                                                       Year Ended
                                                       December 31,
(in thousands, except per share amounts)                  1996
Interest income                                         $202,735
Interest expense                                          77,322
                                                         -------
Net interest income                                      125,413
Provision for loan losses                                  4,857
                                                         -------
Net interest income after provision for loan losses      120,556
Net investment securities gains                            1,675
Noninterest income                                        31,101
Noninterest expense                                      109,256
                                                         -------
Income before income taxes                                44,076
Income taxes                                              16,051
                                                         -------
Net income                                                28,025
Dividends on preferred stock                                 788
                                                         -------
Net income applicable to common
     stockholders                                        $27,237
                                                         =======


PRO FORMA PER COMMON SHARE DATA
Primary
Net income applicable to common stockholders               $1.78
Average common shares-primary (in thousands)              15,275
                                                         =======

Fully diluted
Net income applicable to common stockholders               $1.73
Average common shares-fully diluted (in thousands)        16,124
                                                         =======


COMMERCE BANCORP HISTORICAL PER
     COMMON SHARE DATA
Primary
Net income applicable to common stockholders               $2.08
Average common shares-primary (in thousands)              12,551
                                                         =======

Fully diluted
Net income applicable to common stockholders               $1.98
Average common shares-fully diluted (in thousands)        13,388
                                                         =======

                    NOTES TO PRO FORMA FINANCIAL INFORMATION

1. The pro forma information presented with respect to the Merger assumes the Merger was consummated as of the beginning of 1996. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of 1996, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

2. The Merger (which was consummated on January 21, 1997) was accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of .98175 shares of CBI Common Stock for each of the 2,847,849 shares of IBI Common Stock (less 140,327 shares held by CBI) which were outstanding at January 21,1997.

As a result, information was adjusted for the merger by the (i) addition of 2,658,109 shares of CBI Common Stock amounting to $4,153,000; (ii) elimination of 2,847,849 shares of IBI Common Stock (including 140,327 shares held by CBI) amounting to $4,734,000; (iii) elimination of 30,000 shares of IBI Nonconvertible Preferred Stock, Series B held by CBI amounting to $30,000; (iv) reversal of the unrealized gain on shares of IBI held by CBI of $1,724,000, net of taxes of $928,000; and (v) recording of the remaining net amount of $2,186,000 as a reduction in paid in capital at December 31, 1996.

Information was also adjusted for the Merger by the elimination of the loan from CBI to the IBI Employee Stock Ownership Plan in the amount of $1,110,000, and the elimination of an IBI noninterest-bearing deposit at CBI of $1,561,000.

3. Income per share data has been computed based on the combined historical net income applicable to common stockholders of CBI and IBI using the historical average shares outstanding of CBI Common Stock, adjusted to reflect the equivalent shares of CBI Common Stock issued in the Merger.

4. Certain insignificant reclassifications have been included herein to conform statement presentation. Transactions conducted in the ordinary course of business between CBI and IBI are immaterial, and accordingly, have not been eliminated.

(c) Exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 of Regulation S-K)


Exhibit No.    Description

   *2.1 Agreement and Plan of Merger, as amended, dated October 15, 1996 by and between Commerce Bancorp, Inc. and Independence Bancorp, Inc. (incorporated by reference from Registration Statement No. 333-16263, Exhibit No. 1.2)

   *2.2 Agreement and Plan of Reorganization dated October 15, 1996 by and between Commerce Bancorp, Inc. and Independence Bancorp, Inc. (incorporated by reference from Registration Statement No. 333-16263, Exhibit No. 1.1). The Schedules to this Agreement are not filed as an Exhibit hereto pursuant to Regulation S-K, Item 601(b)(2). However, the Registrant will furnish a copy of these Schedules to the Commission upon its request.

   24.1   Consent of Arthur Andersen LLP.

----------------
*  Previously Filed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        COMMERCE BANCORP, INC.


Dated:   March 31, 1997                 By:  /s/ C. Edward Jordan, Jr.
                                             -------------------------
                                             C. Edward Jordan, Jr.
                                             Executive Vice President